    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 27, 1996



                                                       REGISTRATION NO. 333-4136


           POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 33-42877


           POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 33-42959

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       to

                                    FORM S-3
                             REGISTRATION STATEMENT
                          AND POST-EFFECTIVE AMENDMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          THE SEAGRAM COMPANY LTD. --
                           LA COMPAGNIE SEAGRAM LTEE

          (EXACT NAMES OF REGISTRANTS AS SPECIFIED IN THEIR CHARTERS)

                                     CANADA
                          (STATE OR OTHER JURISDICTION
                       OF INCORPORATION OR ORGANIZATION)

                                      NONE
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                1430 PEEL STREET
                        MONTREAL, QUEBEC, CANADA H3A 1S9
                                 (514) 849-5271

                         JOSEPH E. SEAGRAM & SONS, INC.

          (EXACT NAMES OF REGISTRANTS AS SPECIFIED IN THEIR CHARTERS)

                                    INDIANA
                          (STATE OR OTHER JURISDICTION
                       OF INCORPORATION OR ORGANIZATION)

                                   13-1285240
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)
                                375 PARK AVENUE
                            NEW YORK, NEW YORK 10152
                                 (212) 572-7000

(ADDRESSES, INCLUDING ZIP CODES, AND TELEPHONE NUMBERS, INCLUDING AREA CODES, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                             ROBERT W. MATSCHULLAT
                         JOSEPH E. SEAGRAM & SONS, INC.
                                375 PARK AVENUE
                            NEW YORK, NEW YORK 10152
                                 (212) 572-7000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                           OF REGISTRANTS' AGENT FOR
SERVICE AND AUTHORIZED REPRESENTATIVE OF THE SEAGRAM COMPANY LTD. IN THE UNITED
                                    STATES)

                                   COPIES TO:

                          GEORGE R. KROUSE, JR., ESQ.
                              SARAH E. COGAN, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                         NEW YORK, NEW YORK 10017-3909
                         ROBERT E. BUCKHOLZ, JR., ESQ.
                              SULLIVAN & CROMWELL
                                125 BROAD STREET
                            NEW YORK, NEW YORK 10004

                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
                            ------------------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------
      TITLE OF EACH CLASS OF             PROPOSED MAXIMUM                 AMOUNT OF
   SECURITIES TO BE REGISTERED     AGGREGATE OFFERING PRICE(E)         REGISTRATION FEE
- ----------------------------------------------------------------------------------------------
Debt Securities(a)                         $480,000,000                   $36,208(f)
Class A Preferred Stock(b)                 $10,000,000                    $3,448(f)
Warrants(c)                                $10,000,000                    $3,448(f)
Guarantees(d)                                  (d)                           (d)


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


(a) Subject to note (e) below, there are being registered hereunder up to an aggregate initial offering price of $480,000,000 of Debt Securities as may be sold from time to time by Joseph E. Seagram & Sons, Inc., including sales upon the exercise of Warrants.



(b) Subject to note (e) below, there are being registered hereunder up to an aggregate initial offering price of $10,000,000 of Class A Preferred Stock as may be sold from time to time by Joseph E. Seagram & Sons, Inc., including sales upon the exercise of Warrants.



(c) Subject to note (e) below, there are being registered hereunder up to an aggregate initial offering price of $10,000,000 of Warrants as may be sold from time to time by Joseph E. Seagram & Sons, Inc., representing rights to purchase Debt Securities or Class A Preferred Stock.



(d) No separate consideration will be received for the Guarantees. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to Guarantees by The Seagram Company Ltd. of the securities registered hereunder.



(e) In U.S. dollars or the equivalent thereof in foreign denominated securities or composite currencies. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act. $300,000,000 aggregate principal amount of Debt Securities and Guarantees previously registered on Form S-3, Registration Statement No. 33-42877. $75,000,000 aggregate principal amount of Debt Securities and Guarantees previously registered on Form S-3, Registration Statement No. 33-42959. Any securities registered hereunder may be sold separately or as units with other securities.



(f) Determined pursuant to Section 6(b) of the Securities Act. $43,104 previously paid on April 26, 1996. $75,000 previously paid in connection with the filing of Registration Statement No. 33-42877. $50,000 previously paid in connection with the filing of Registration Statement No. 33-42959.


     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


     PURSUANT TO RULE 429 UNDER THE SECURITIES ACT, UPON EFFECTIVENESS THIS REGISTRATION STATEMENT SHALL CONTAIN A COMBINED PROSPECTUS THAT ALSO RELATES TO $300,000,000 AGGREGATE AMOUNT OF SECURITIES REGISTERED ON FORM S-3, REGISTRATION STATEMENT NO. 33-42877, WHICH WAS DECLARED EFFECTIVE ON SEPTEMBER 27, 1991 AND TO $75,000,000 AGGREGATE AMOUNT OF SECURITIES REGISTERED ON FORM S-3, REGISTRATION STATEMENT NO. 33-42959, WHICH WAS DECLARED EFFECTIVE ON OCTOBER 9, 1991. THIS REGISTRATION STATEMENT ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 33-42877 AND POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 33-42959.


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION DATED AUGUST 27, 1996

PROSPECTUS

                                      ART

                                  $500,000,000
                         JOSEPH E. SEAGRAM & SONS, INC.

                                DEBT SECURITIES


                            CLASS A PREFERRED STOCK


                                    WARRANTS


                            THE SEAGRAM COMPANY LTD.

                                   GUARANTEES
                               ------------------

     Joseph E. Seagram & Sons, Inc. (the "Company") from time to time may offer its (i) debt securities consisting of debentures, notes and/or other unsecured evidences of indebtedness ("Debt Securities"), in one or more series, up to an aggregate initial offering price of not more than $480,000,000 (or the equivalent thereof in foreign denominated currencies or composite currencies),
(ii) Class A Preferred Stock of the par value of $100 per share ("Class A Preferred Stock"), in one or more series, up to an aggregate initial offering price of not more than $10,000,000 (or the equivalent thereof in foreign denominated currencies or composite curriencies), and (iii) warrants ("Warrants") to purchase Debt Securities or Class A Preferred Stock, up to an aggregate initial offering price of not more than $10,000,000 (or the equivalent thereof in foreign denominated currencies or composite currencies) (Debt Securities, Class A Preferred Stock and Warrants are collectively referred to as "Securities"), or any combination of the foregoing, at prices and on terms to be determined at or prior to the time of sale.



     Specific terms of the Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement ("Prospectus Supplement"), together with the terms of the offering of such Securities, including the initial public offering price, the currency or currencies for which such Securities may be purchased and the net proceeds to the Company from the sale thereof. The Prospectus Supplement also sets forth with regard to such Securities, without limitation, the following: (i) in the case of Debt Securities, the specific designation, aggregate principal amount, authorized denominations, maturity, rate (which may be fixed or variable) and time of payment of any interest, any redemption, prepayment or sinking fund provisions, any exchange rights, any subordination provisions, and the currency or currencies or composite currency or currencies in which principal, premium, if any, and interest, if any, is payable; (ii) in the case of Class A Preferred Stock, the designation, number of shares, liquidation preference per share, dividend rate (or method of calculation thereof), dates on which dividends shall be payable and dates from which dividends shall accrue, any redemption or sinking fund provisions, any voting rights and any exchange rights; and (iii) in the case of Warrants, the number and terms thereof, the designation and the number of securities issuable upon their exercise, the exercise price, and, where applicable, the duration and detachability thereof.



     The Securities will be fully and unconditionally guaranteed (the "Guarantees") by The Seagram Company Ltd. (the "Guarantor"). The specific terms of the applicable Guarantees, which may be subordinated to certain liabilities and obligations of the Guarantor, are set forth in the Prospectus Supplement.


                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                  THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

     The Securities may be offered for sale to or through underwriters, and may also be offered directly to other purchasers or through agents. The Prospectus Supplement sets forth the names of any underwriters or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered, the principal amount, if any, to be purchased by underwriters and any compensation of such underwriters or agents.

                               ------------------

             The date of this Prospectus is                , 1996.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             AVAILABLE INFORMATION


     The Guarantor is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. In addition, such materials should be available for inspection and copying at the library of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.


     The Guarantor and the Company have filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed by the Guarantor with the Commission (File No. 1-2275) and are hereby incorporated herein by reference:


        (1) The Guarantor's Annual Report on Form 10-K for the fiscal year ended January 31, 1996, as amended (the "1996 10-K Report").



        (1) The Guarantor's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1996.



        (3) The Guarantor's Current Reports on Form 8-K dated June 5, 1995, as amended, and July 24, 1996.


     All documents filed by the Guarantor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement or this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     ANY PERSON RECEIVING A COPY OF THIS PROSPECTUS MAY OBTAIN WITHOUT CHARGE, UPON REQUEST, A COPY OF ANY OF THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN, EXCEPT FOR THE EXHIBITS TO SUCH DOCUMENTS (UNLESS ANY SUCH EXHIBIT IS SPECIFICALLY INCORPORATED BY REFERENCE THEREIN). REQUESTS SHOULD BE DIRECTED TO THE SECRETARY, JOSEPH E. SEAGRAM & SONS, INC., 375 PARK AVENUE, NEW YORK, NEW YORK 10152, TELEPHONE (212) 572-7000.

     Unless otherwise indicated, currency amounts referred to herein are stated in U.S. dollars.

                         THE GUARANTOR AND THE COMPANY


     The Guarantor, a corporation organized under Canadian federal law on March 2, 1928, operates two core, global businesses: beverages and entertainment. The Guarantor's beverage businesses are engaged principally in the production and marketing of distilled spirits, wines, fruit juices, coolers and mixers. The Guarantor's entertainment company, MCA INC., produces and distributes motion picture, television and home video products; produces and distributes recorded music; operates theme parks and retail stores; and publishes books. The Company, an Indiana corporation organized in 1933, is the U.S. spirits and wine subsidiary of the Guarantor.


     The executive offices of the Guarantor are located at 1430 Peel Street, Montreal, Quebec, Canada H3A 1S9 (telephone 514-849-5271). The Company's executive offices are located at 375 Park Avenue, New York, New York 10152 (telephone 212-572-7000).

                                USE OF PROCEEDS

     Except as may otherwise be set forth in a Prospectus Supplement with respect to a particular series of Securities, the net proceeds to be received by the Company from the issue and sale from time to time of the Securities will be added to the general funds of the Company to be used to reduce outstanding indebtedness, to finance the Company's operations and for other general corporate purposes.

     The Company expects to make additional borrowings from time to time. The nature and amount of such borrowings can be expected to vary as a result of business requirements, market conditions and other factors.

                       RATIO OF EARNINGS TO FIXED CHARGES


     The following table sets forth the ratio of earnings to fixed charges of the Guarantor and its subsidiaries and of the Company and its subsidiaries for the three month period ended April 30, 1996 and each of the five years in the period ended January 31, 1996:



                                       THREE
                                       MONTHS
                                       ENDED
                                       APRIL                FISCAL YEARS ENDED JANUARY 31,
                                        30,      ----------------------------------------------------
                                        1996       1996       1995       1994       1993       1992
                                      --------   --------   --------   --------   --------   --------
Ratio of earnings to fixed charges
  of the Guarantor and its
  subsidiaries(1)...................    1.74       1.78       1.83       2.15       2.21       2.71
Ratio of earnings to fixed charges
  of the Company and its
  subsidiaries(1)...................    2.00       1.50       2.02       2.17       2.06       2.99


- ---------------

(1) For the purpose of calculating this ratio, pretax income before discontinued activities and cumulative effect of accounting change has been increased by fixed charges (excluding capitalized interest) and the minority interest in income of subsidiary companies, and excludes, when applicable, unremitted earnings of less than 50 percent owned companies accounted for under the equity method. Fixed charges consist of interest on borrowings (including capitalized interest), amortization of debt discount, the interest portion of rental expense and the Guarantor's or the Company's, as the case may be, proportionate share of 50 percent owned companies' fixed charges.

                         DESCRIPTION OF DEBT SECURITIES

     The following description of the terms of the Debt Securities sets forth certain general terms and provisions to which any Prospectus Supplement may relate. The particular terms and provisions of the series of Debt Securities offered by a Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement relating to such Debt Securities.


     The Debt Securities and Guarantees with respect to such Debt Securities (the "Debt Guarantees") will be issued under an Indenture, dated as of September 15, 1991 (the "Indenture"), among the Company, the Guarantor and The Bank of New York, as Trustee (the "Trustee"), a copy of which Indenture has been incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. The following brief summaries of certain provisions of the Debt Securities, the Debt Guarantees and the Indenture do not purport to be complete and are qualified in their entirety by reference to all the provisions of the Indenture, including the definitions therein of certain terms.



     The Debt Securities will be unsecured obligations of the Company and will be fully and unconditionally guaranteed by the Guarantor as to payment of principal, premium, if any, and interest, if any. The Indenture does not limit the amount of securities that may be issued thereunder and provides that debt securities may be issued thereunder up to the aggregate principal amount from time to time authorized by the Company and the Guarantor in one or more series.


     Debt Securities of a series may be issuable in registered form without coupons ("Registered Securities"), in bearer form with or without coupons attached ("Bearer Securities") or in the form of one or more global securities (each, a "Global Security"). Bearer Securities, subject to certain exceptions, will not be offered or sold to persons who are within the United States or to United States persons. See "Limitations on Issuance of Bearer Securities".

GENERAL


     Reference is made to the Prospectus Supplement for the following terms of the particular series of Debt Securities and Debt Guarantees being offered thereby: (i) the designation, aggregate principal amount and authorized denominations of the series of Debt Securities; (ii) the extent and manner, if any, to which payment on or in respect of Debt Securities of the series and/or Debt Guarantees thereof will be senior or will be subordinated to the prior payment of other liabilities and obligations of the Company and/or the Guarantor, as the case may be; (iii) the percentage or percentages of principal amount at which the Debt Securities of the series will be issued; (iv) the date or dates on which the Debt Securities of the series will mature (or manner of determining the same); (v) if other than the principal amount thereof, the portion of the principal amount of Debt Securities of the series which shall be payable upon a declaration of acceleration of the maturities thereof; (vi) the rate or rates per annum, if any, at which the Debt Securities of the series will bear interest (or the manner of calculation thereof) and the date or dates from which such interest will accrue; (vii) the dates on which any interest will be payable (or manner of determining the same) and the regular record dates for such Interest Payment Dates for Debt Securities which are Registered Securities;
(viii) the place or places where the principal of (and premium, if any) and interest, if any, on the Debt Securities of the series and any amounts due under Debt Guarantees thereof will be payable and each office or agency, as described below under "Denominations, Registration and Transfer", where the Debt Securities may be presented for transfer or exchange; (ix) if other than U.S. dollars, the currency, currencies or currency unit or units, for which such Debt Securities may be purchased and the currency, currencies or currency unit or units in which the principal of (and premium, if any) and interest, if any, on such Debt Securities may be payable; (x) the period or periods within which, and the terms and conditions upon which, an election may be made by the Company or a holder, as the case may be, for payment of the principal of (and premium, if any) and interest, if any, on the Debt Securities of the series in the currency, currencies or currency unit or units other than that in which the series is stated to be payable; (xi) whether the Debt Securities are to be issuable as Registered Securities or Bearer Securities or both, and if Bearer Securities are issued, the circumstances and places for the exchange of Bearer Securities for Registered Securities; (xii) whether such Debt Securities are to be issued in the form of one or more temporary or definitive permanent Global Securities and, if so, the identity of the Depositary for such Global Security or Securities; (xiii) if a temporary Global Security is to be issued with respect to such series, whether any interest thereon payable on an interest payment date prior to the issuance of a definitive permanent Global Security or other definitive Bearer Securities will be credited to the account of the persons entitled thereto on such Interest Payment Date; (xiv) if a temporary Global Security is to be issued with respect to such series, the terms upon which interests in such temporary Global Security may be exchanged for interests in a definitive permanent Global Security or for other definitive Debt Securities of the series and the terms upon which interests in a definitive permanent Global Security, if any, may be exchanged for definitive Debt Securities of the series; (xv) any mandatory or optional sinking fund or analogous provision; (xvi) the period or periods, if any, within which, and the price or prices in the currency, currencies or currency unit or units in which, such Debt Securities are payable pursuant to any optional or mandatory redemption provisions; (xvii) whether the provisions of the Indenture relating to the defeasance of Debt Securities shall apply to the series of Debt Securities; (xviii) the terms and conditions, if any, upon which the Debt Securities of such series may be repayable prior to maturity at the option (which option may be conditional) of the holder thereof (in which case the Company will comply with the requirements of Section 14(e) and Rule 14e-1 under the Exchange Act in connection therewith, if then applicable) and the price or prices in the currency, currencies or currency unit or units in which such Debt Securities are payable; (xix) any index used to determine the amount of payments of principal of (and premium, if any) on or interest, if any, the Debt Securities; (xx) if the amounts of payments of principal of, premium, if any, or interest, if any, on the Debt Securities of the series may be, at the election of the Company or a holder thereof, determined with reference to an index based on a coin or currency (including a composite currency) other than that in which the Debt Securities of the series are stated to be payable, the manner in which such amounts are to be determined; (xxi) the terms for exchange, if any, of the Debt Securities; (xxii) the extent, if any, to which payments by the Guarantor under the Debt Guarantees will be net of taxes or other charges imposed or levied by governmental authorities with the power so to do; (xxiii) any provisions for payment of additional amounts for taxes and any provision for redemption, in the event the Company must comply with reporting requirements in respect of any Debt Security or must pay such additional amounts in respect of any Debt Security; (xxiv) information with respect to book-entry procedures, if any; and (xxv) any other terms of the Debt Securities not inconsistent with the Indenture. All Debt Securities of any one series need not be issued at the same time, and need not bear interest at the same rate or mature on the same date.


     If the purchase price of any of the Debt Securities is denominated in a foreign currency or currencies or foreign currency unit or units or if the principal of (and premium, if any) or interest, if any, on any series of Debt Securities is payable in a foreign currency or currencies or foreign currency unit or units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currencies or foreign currency unit or units will be set forth in the Prospectus Supplement relating thereto.

     Some of the Debt Securities may be issued as Discounted Securities (providing that upon redemption or acceleration of the maturity thereof an amount less than the principal thereof shall become due and payable) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any Discounted Securities will be described in the Prospectus Supplement relating thereto.

DEBT GUARANTEES


     The Guarantor will fully and unconditionally guarantee the due and punctual payment of principal, premium, if any, and interest, if any, on the Debt Securities and the due and punctual payment of mandatory sinking fund payments, if any, when and as the same shall become due and payable and in the coin or currency in which the same are payable, whether at the maturity date, by declaration of acceleration, call for redemption or otherwise.

DENOMINATIONS, REGISTRATION AND TRANSFER

     The Debt Securities of a series will be issuable as Registered Securities, Bearer Securities or both. Debt Securities of a series may be issuable in the form of one or more Global Securities, as described below under "Global Securities". Unless otherwise provided in the Prospectus Supplement with respect to a series of Debt Securities, Registered Securities denominated in U.S. dollars will be issued only in denominations of $1,000 or any integral multiple thereof and Bearer Securities denominated in U.S. dollars will be issued only in denominations of $5,000 with coupons attached. Unless otherwise provided in the Prospectus Supplement with respect to a series of Debt Securities, a Global Security will be issued in a denomination equal to the aggregate principal amount of Outstanding Securities of the series represented by such Global Security. The Prospectus Supplement relating to a series of Debt Securities denominated in a foreign currency or currency unit will specify the denominations thereof.

     In connection with its sale during the "restricted period" as defined in
Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury regulations (generally, the first 40 days after the closing date and, with respect to unsold allotments, until sold), no Bearer Security shall be mailed or otherwise delivered to any location in the United States (as defined below under "Limitations on Issuance of Bearer Securities") and any such Bearer Security (other than a temporary Global Security in bearer form) may be delivered only if the person entitled to receive such Bearer Security furnishes written certification, in the form required by the Indenture, to the effect that such Bearer Security is not being acquired by or on behalf of a United States person (as defined under "Limitations on Issuance of Bearer Securities") or resident of Canada, or, if a beneficial interest in such Bearer Security is being acquired by or on behalf of a United States person, that such United States person is a person described in Section 1.163-5(c)(2)(i)(D)(6) of the United States Treasury regulations or is a financial institution who has purchased such Bearer Security for resale during the restricted period and who certifies that it has not acquired such Bearer Security for purposes of resale directly or indirectly to a United States person or resident of Canada or to a person within the United States or its possessions or Canada. See "Global Securities" and "Limitations on Issuance of Bearer Securities".

     Registered Securities of any series will be exchangeable for other Registered Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, if Debt Securities of any series are issuable as both Registered Securities and as Bearer Securities, at the option of the holder upon request confirmed in writing, and subject to the terms of the Indenture, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in an applicable Prospectus Supplement, any Bearer Security surrendered in exchange for a Registered Security between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Except as provided in an applicable Prospectus Supplement, Bearer Securities will not be issued in exchange for Registered Securities.

     Debt Securities may be presented for exchange as provided above, and Registered Securities (other than a Global Security) may be presented for registration of transfer (with the form of transfer duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has initially appointed the Trustee as Security Registrar under the Indenture. If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Debt Securities of a series are issuable only as Registered Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities.

     In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Debt Securities of that series selected to be redeemed and ending at the close of business on (A) if Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption, and (B) if Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Debt Securities of that series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; or (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is immediately surrendered for redemption.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of (and premium, if any) and interest, if any, on Registered Securities (other than a Global Security) will be made at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made (i) by check mailed or delivered to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any instalment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest payment.

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of (and premium, if any) and interest, if any, on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Company may designate from time to time, except that at the option of the Company, payment of any interest may be made by check or by transfer to an account maintained by the payee outside the United States. Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Securities on any Interest Payment Date will be made only against surrender of the coupon relating to such Interest Payment Date. No payment of interest on a Bearer Security will be made unless on the earlier of the date of the first such payment by the Company or the date of delivery by the Company of a definitive Bearer Security, including a permanent Global Security, a written certificate, in the form required by the Indenture, is provided to the Company stating that on such date the Bearer Security is not owned by or on behalf of a United States person (as defined under "Limitations on Issuance of Bearer Securities") or resident of Canada or, if a beneficial interest in such Bearer Security is owned by or on behalf of a United States person, that such United States person is a person described in
Section 1.163-5(c)(2)(i)(D)(6) of the United States Treasury regulations or is a financial institution who has purchased such Bearer Security for resale during the restricted period and who certifies that it has not acquired such Bearer Security for purposes of resale directly or indirectly to a United States person or resident of Canada or to a person within the United States or its possessions or Canada. No payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained in the United States. Payments will not be made in respect of Bearer Securities or coupons appertaining thereto pursuant to presentation to the Company or its designated Paying Agents within the United States or any other demand for payment to the Company or its designated Paying Agents within the United States. Notwithstanding the foregoing, payment of principal of (and premium, if any) and interest, if any, on Bearer Securities denominated and payable in U.S. dollars will be made at the office of the Company's Paying Agent in the United States if, and only if, payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

     Unless otherwise indicated in an applicable Prospectus Supplement, the principal office of the Trustee in The City of New York will be designated as the Company's sole Paying Agent for payments with respect to Debt Securities which are issuable solely as Registered Securities. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by the Company for the Debt Securities will be named in the related Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts, except that, if Debt Securities of a series are issuable only as Registered Securities, the Company will be required to maintain a Paying Agent in each Place of Payment for such series, and if the Debt Securities of a series may be issuable as Bearer Securities, the Company will be required to maintain (i) a Paying Agent in a Place of Payment for that series in the United States for payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise), (ii) a Paying Agent in a Place of Payment located outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided that if the Debt Securities of such series are listed on the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in Luxembourg or any other required city located outside the United States, as the case may be, for the Debt Securities of such series, and (iii) a Paying Agent in a Place of Payment located outside the United States where (subject to applicable laws) Registered Securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company may be served.

     All moneys paid by the Company to a Paying Agent for the payment of principal of (and premium, if any) and interest, if any, on any Debt Security which remains unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will (subject to applicable laws) be repaid to the Company and the holder of such Debt Security or any coupon will thereafter look only to the Company for payment thereof.

GLOBAL SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a Depositary identified in the Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. Permanent Global Securities will be issued in definitive form. Unless and until it is exchanged for Debt Securities in definitive form, including a permanent Global Security, a temporary Global Security in registered form may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

     Upon the issuance of a Global Security, the Depositary for such Global Security or its nominee will credit the accounts of persons held with it with the respective principal amounts of the Debt Securities represented by such Global Security. Such accounts shall be designated by the underwriters or agents with respect to such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the Depositary for such Global Security or its nominee ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of participants) for such Global Security and on the records of participants (with respect to interests of persons other than participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture governing such Debt Securities.

     Any payments of principal, premium or interest on Debt Securities registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Debt Securities. Neither the Company, the Trustee for such Debt Securities, any Paying Agent nor the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security for such Debt Securities as shown on the records of such Depositary or its nominee subject to the furnishing of the certificate described above under "Payment and Paying Agents" in the case of a Global Security in which interests are exchangeable for Bearer Securities. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary Global Security of payments in respect of such temporary Global Security will be subject, in the case of a Global Security in which interests are exchangeable for Bearer Securities, to the furnishing of the certificate described above under "Payment and Paying Agents".

     If a Depositary for a series of Debt Securities is at any time unwilling or unable to continue as depositary or if at any time a Depositary for a series of Debt Securities ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and in each case a successor depositary is not appointed by the Company within 90 days, the Company will issue Debt Securities of such series in definitive form in exchange for the Global Security representing such series of Debt Securities. In addition, the Company may at any time and in its sole discretion determine not to have the Registered Securities of a series represented by a Global Security and, in such event, will issue Registered Securities of such series in definitive form in exchange for the Global Security representing such series of Registered Securities. Further, if the Company so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to the Company and the Depositary for such Global Security, receive Debt Securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name (if the Debt Securities of such series are issuable as Registered Securities). Debt Securities of such series so issued in definitive form will be issued (a) as Registered Securities in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof if the Debt Securities of such series are issuable as Registered Securities, (b) as Bearer Securities in the denomination, unless otherwise specified by the Company, of $5,000 if the Debt Securities of such series are issuable as Bearer Securities or (c) as either Registered or Bearer Securities, if the Debt Securities of such series are issuable in either form. See, however, "Limitations on Issuance of Bearer Securities" below for a description of certain restrictions on the issuance of a Bearer Security in definitive form in exchange for an interest in a temporary Global Security.

LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

     In compliance with United States federal tax laws and regulations, Bearer Securities may not be offered or sold during the restricted period (as defined under "Denominations, Registration and Transfer") or delivered in connection with their sale during the restricted period in the United States or its possessions or to United States persons (each as defined below) except to the extent permitted under Section 1.163-5(c)(2)(i)(D) of the United States Treasury regulations (the "D Rules"), and any underwriters, agents and dealers participating in the offering of Debt Securities must agree that they will not offer for sale or resale, or sell, Bearer Securities in the United States or its possessions or to United States persons, except to the extent permitted under the D Rules, nor deliver Bearer Securities within the United States.

     Bearer Securities and any coupons appertaining thereto will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code". Under Sections 165(j) and 1287(a) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"), holders that are United States persons (as defined below), with certain exceptions, will not be entitled to deduct any loss on Bearer Securities and must treat as ordinary income any gain realized on the sale or other disposition (including the receipt of principal) of Bearer Securities.

     As used herein, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States and an estate or trust the income of which is subject to United States federal income taxation regardless of its source, "United States" means the United States of America (including the States and the District of Columbia) and "possessions" of the United States include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

TAX REDEMPTION; SPECIAL TAX REDEMPTION

     If and to the extent specified in an applicable Prospectus Supplement, the Debt Securities of a series will be subject to redemption at any time, as a whole but not in part, at a redemption price equal to the principal amount thereof together with accrued and unpaid interest to the date fixed for redemption, upon publication of a notice as described below, if (x) the Company determined that (a) as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after a date specified in the applicable Prospectus Supplement, the Company has or will become obligated to pay on the next succeeding Interest Payment Date additional amounts with respect to any Debt Security of such series as described below under "Payment of Additional Amounts" or (b) on or after a date specified in the applicable Prospectus Supplement, any action has been taken by any taxing authority of, or any decision has been rendered in a court of competent jurisdiction in, the United States or any political subdivision or taxing authority thereof or therein, including any of those actions specified in (a) above, whether or not such action was taken or decision was rendered with respect to the Company, or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, in the written opinion to the Company of independent legal counsel of recognized standing, will result in a material probability that the Company will become obligated to pay additional amounts with respect to any Debt Security of such series on the next succeeding Interest Payment Date, and (y) in any such case the Company in its business judgment determines that such obligation cannot be avoided by the use of reasonable measures available to the Company; provided however, that (1) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such additional amounts were a payment in respect of the Debt Securities then due, and (2) at the time such notice of redemption is given, such obligation to pay such additional amounts remains in effect.

     If the Company shall determine that any payment made outside the United States by the Company or any Paying Agent of principal or interest due in respect of any Bearer Security (an "Affected Security") or any coupon appertaining thereto would, under any present or future laws or regulations of the United States, be subject to any certification, information or other reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity (as distinguished from, for example, status as a United States Alien (as defined below)) of a beneficial owner of such Affected Security of such series or coupon who is a United States Alien (other than such a requirement which (a) would not be applicable to a payment made (i) directly to the beneficial owner or (ii) to a custodian, nominee or other agent of the beneficial owner, (b) can be satisfied by such custodian, nominee or other agent certifying to the effect that such beneficial owner is a United States Alien, provided that, in each case referred to in items (a)(ii) and (b), payment by such custodian, nominee or other agent to such beneficial owner is not otherwise subject to any such requirement (other than a requirement which is imposed on a custodian, nominee or other agent described in (d) of this sentence), (c) would not be applicable to a payment made by at least one other Paying Agent of the Company or (d) is applicable to a payment to a custodian, nominee or other agent of the beneficial owner who is a United States person, a controlled foreign corporation for United States tax purposes, a foreign person 50% or more of whose gross income for the three-year period ending with the close of its taxable year preceding the year of payment is effectively connected with a United States trade or business, or is otherwise related to the United States), the Company at its election shall either (x) redeem the Affected Securities of such series, as a whole, at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest to the date fixed for redemption, or (y) if the conditions of the next succeeding paragraph are satisfied, pay the additional amounts specified in such paragraph. The Company shall make such determination and election as soon as practicable and give prompt notice thereof (the "Determination Notice") in the manner described under "Notices" below, stating the effective date of such certification, information or reporting requirements, whether the Company has elected to redeem the Affected Securities of such series, or to pay the additional amounts specified in the next succeeding paragraph, and (if applicable) the last date by which the redemption of the Affected Securities of such series must take place, as provided in the next succeeding sentence. If the Company elects to redeem the Affected Securities of such series, such redemption shall take place on such date, not later than one year after the publication of the Determination Notice, as the Company shall elect by notice to the Trustee given not less than 45 or more than 75 days before the date fixed for redemption. Notice of such redemption of the Affected Securities of such series will be given to the holders thereof not less than 30 nor more than 60 days prior to the date fixed for redemption. Notwithstanding the foregoing, the Company shall not so redeem the Affected Securities of such series if the Company shall subsequently determine, not less than 30 days prior to the date fixed for redemption, that subsequent payments would not be subject to any such requirement, in which case the Company shall give prompt notice of such determination in the manner described under "Notices" below and any earlier redemption notice shall be revoked and of no further effect. The right of the holders of Affected Securities called for redemption to exchange such Affected Securities for Registered Securities (which Registered Securities will remain Outstanding following such redemption) will terminate on the 16th day prior to the date fixed for redemption, and no further exchanges of Affected Securities for Registered Securities shall be permitted unless the Company shall have made the subsequent determination and given the notice referred to in the preceding sentence.

     If and so long as the certification, information or other reporting requirements referred to in the preceding paragraph would be fully satisfied by payment of a withholding tax, backup withholding tax or similar charge, the Company may elect to pay such additional amounts as may be necessary so that every net payment made outside the United States following the effective date of such requirements by the Company or any Paying Agent of principal (or premium, if any) or interest, if any, due in respect of any Affected Securities of such series or any coupon to a holder who certifies that the beneficial owner is a United States Alien (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Company, any Paying Agent or any governmental authority), after deduction or withholding for or on account of such withholding tax, backup withholding tax or similar charge (other than a withholding tax, backup withholding tax or similar charge which (a) is the result of a certification, information or other reporting requirement described in the second parenthetical clause of the first sentence of the preceding paragraph or (b) is imposed as a result of presentation of such Affected Security or coupon for payment more than 10 days after the date on which such payment becomes due and payable or on which payment thereof is duly provided for, whichever occurs later), will not be less than the amount provided for in such Affected Security or coupon to be then due and payable. In the event the Company elects to pay such additional amounts and as long as payments in respect of Affected Securities of the appropriate series are subject to any certification, information or other reporting requirement described in the preceding paragraph, the Company will have the right, at its sole option, at any time, to redeem the Affected Securities of such series as a whole, but not in part, at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest to the date fixed for redemption. If the Company has made the determination described in the preceding paragraph with respect to certification, information or other reporting requirements applicable only to interest and subsequently makes a determination in the manner and of the nature referred to in such preceding paragraph with respect to such requirements applicable to principal, the Company will redeem the Affected Securities of such series in the manner and on the terms described in the preceding paragraph unless the Company elects to have the provisions of this paragraph apply rather than the provisions of the immediately preceding paragraph. If in such circumstances the Affected Securities of such series are to be redeemed, the Company shall have no obligation to pay additional amounts pursuant to this paragraph with respect to principal (or premium, if any) or interest, if any, accrued and unpaid after the date of the notice of such determination indicating such redemption, but will be obligated to pay such additional amounts with respect to interest accrued and unpaid to the date of such determination. If the Company elects to pay additional amounts pursuant to this paragraph and the condition specified in the first sentence of this paragraph should no longer be satisfied, then the Company shall promptly redeem such Affected Securities in whole but not in part.

     In the event that the Company elects or is required to redeem the Debt Securities of such series pursuant to the provisions set forth in the preceding three paragraphs, the Company shall deliver to the Trustee a certificate, signed by an authorized officer, stating that the Company is entitled to redeem the Debt Securities of such series pursuant to their terms.

     Notice of intention to redeem the Debt Securities of such series and all other notices in accordance with the provisions of the preceding paragraphs will be given in accordance with "Notices" below. In the case of a redemption, notice will be given once not more than 60 nor less than 30 days prior to the date fixed for redemption and will specify the date fixed for redemption.

     The term "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust.

PAYMENT OF ADDITIONAL AMOUNTS

     If and to the extent specified in an applicable Prospectus Supplement, the Company will, subject to the exceptions and limitation set forth below, pay to the holder of any Debt Security or coupon who is a United States Alien such additional amounts as may be necessary in order that every net payment on such Debt Security or coupon, after withholding by the Company or any of its Paying Agents for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein) will not be less than the amount provided for in such Debt Security or in such coupon to be then due and payable. However, the Company will not be required to make any payment of additional amounts for or on account of:

          (1) any tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor or beneficiary of, or a person holding a power over, such holder, if such holder is an estate or trust, or a member or shareholder of such holder, if such holder is a partnership or corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen, resident or treated as a resident thereof or being or having been engaged in a trade or business or present therein or having or having had a permanent establishment therein, or (ii) such holder's present or former status as a personal holding company, foreign personal holding company, controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation that accumulates earnings to avoid United States federal income tax;

          (2) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the holder of such Debt Security or coupon for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (3) any estate, inheritance, gift, sales, transfer, personal property tax or any similar tax, assessment or other governmental charge;

          (4) any tax, assessment or other governmental charge that is payable otherwise than by withholding from a payment on a Debt Security or coupon;

          (5) any tax, assessment or other governmental charge imposed on a holder of a Debt Security or coupon that actually or constructively owns 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of Section 871(h)(3) of the Code or that is a controlled foreign corporation related to the Company through stock ownership;

          (6) any tax, assessment or other governmental charge imposed as a result of the failure to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of a Debt Security or coupon, if such compliance is required by statute or by regulation of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge;

          (7) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment on a Debt Security or coupon if such payment can be made without such withholding by at least one other Paying Agent;

          (8) any tax, assessment or other governmental charge imposed with respect to payments on any Registered Security by reason of the failure of the holder to fulfill the statement requirement of Sections 871(h) or 881(c) of the Code; or

          (9) any combination of items (1), (2), (3), (4), (5), (6), (7) and
     (8);

nor will additional amounts be paid with respect to any payment on a Debt Security or coupon to a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income for federal income tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to payment of the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such Debt Security or coupon.

EVENTS OF DEFAULT


     The following are defined in the Indenture as Events of Default with respect to each series of Debt Securities: (a) failure to pay principal or premium, if any (or to make a mandatory sinking fund payment, if any), when due;
(b) failure to pay any interest within 30 days of the date when due; (c) failure to perform any other covenant of the Company or the Guarantor contained in the Indenture (other than a covenant included in the Indenture solely for the benefit of series of Debt Securities other than that series) for a period of 90 days after written notice thereof is given to the Company and the Guarantor by the Trustee, or to the Company, the Guarantor and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding principal amount of a series of Debt Securities; and (d) certain events of bankruptcy, insolvency or reorganization. Additional Events of Default may be established for particular series of Debt Securities.



     If an Event of Default occurs and is continuing with respect to any series of Debt Securities, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of such series may, subject to any subordination provisions thereof, declare the entire principal amount (or such lesser amount as may be provided with respect to Discounted Securities) of all Debt Securities of such series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to any series of Debt Securities has been made, but before a judgment or decree based on such declaration has been obtained, the holders of a majority in principal amount of the outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. Holders of Debt Securities may not enforce the Indenture, the Debt Securities or the Debt Guarantees, except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture, the Debt Securities or the Debt Guarantees. Subject to certain limitations, holders of a majority in principal amount of the outstanding Debt Securities of a particular series may direct the Trustee in its exercise of any trust or power. Except as may otherwise be set forth in the Prospectus Supplement relating to a series of Debt Securities, the Company and the Guarantor each will furnish the Trustee with an annual certificate of certain of its officers certifying, to the best of its knowledge, whether the Company or the Guarantor, as the case may be, is in default and specifying the nature and status of any such default. The Trustee may withhold from holders of Debt Securities notice of any continuing default (except a default in payment) if it determines in good faith that the withholding of such notice is in the interest of such holders.


     A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.

     If, for the purpose of obtaining a judgment in any court with respect to any obligation of the Company or the Guarantor under any Debt Security or any related coupon or any Debt Guarantee, as the case may be, it becomes necessary to convert into any other currency or currency unit any amount in the currency or currency unit due under such Debt Security or coupon or such Debt Guarantee, as the case may be, the conversion will be made by the Currency Determination Agent appointed pursuant to the Indenture with respect to such Debt Security at the Market Exchange Rate in effect on the date of entry of the judgment (the "Judgment Date"). If pursuant to any such judgment, conversion is made on a date (the "Substitute Date") other than the Judgment Date and a change has occurred between the Market Exchange Rate in effect on the Judgment Date and the Market Exchange Rate in effect on the Substitute Date, the Indenture requires the Company or the Guarantor, as the case may be, to pay such additional amounts (if any) as may be necessary to ensure that the amount paid is equal to the amount in such other currency or currency unit which, when converted at the Market Exchange Rate in effect on the Judgment Date, is the amount then due under such Debt Security or coupon or such Debt Guarantee, as the case may be. Neither the Company nor the Guarantor will, however, be required to pay more in the currency or currency unit due under such Debt Security or coupon or such Debt Guarantee at the Market Exchange Rate in effect when payment is made than the amount of currency or currency unit stated to be due under such Debt Security or coupon or such Debt Guarantee, and the Company or the Guarantor, as the case may be, will be entitled to withhold (or be reimbursed for, as the case may be) any excess of the amount actually realized upon any such conversion over the amount due and payable on the date of payment.

     Directors, officers, employees or shareholders of the Company or the Guarantor will not have any liability for any obligations of the Company or the Guarantor under the Debt Securities, the Debt Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Debt Securities, by accepting a Debt Security, waives and releases all such liability. The waiver and the release are part of the consideration for the issue of the Debt Securities.

     The occurrence of an Event of Default under the Indenture may cause the occurrence of a default under the terms of other indebtedness of the Company or the Guarantor.

CONSOLIDATION, MERGER AND SALE OF ASSETS


     Neither the Company nor the Guarantor may consolidate or amalgamate with or merge into any other corporation, or convey, transfer or lease its assets substantially as an entirety to, any person, unless (a) the corporation formed by or continuing from such consolidation or amalgamation or into which the Company or the Guarantor is merged or the person which acquires or leases the assets of the Company or the Guarantor substantially as an entirety (i) is organized and existing under the laws of any United States jurisdiction or, in the case of the Guarantor only, under the laws of any Canadian jurisdiction, and
(ii) assumes the Company's obligations on the Debt Securities and under the Indenture or the Guarantor's obligations under the Debt Guarantees and under the Indenture, as the case may be, (b) after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, and (c) certain other conditions are met, provided that the Company or the Guarantor may consolidate or amalgamate with or merge into a direct or indirect majority-owned subsidiary of the Company or the Guarantor, as the case may be, if the Company or the Guarantor, as the case may be, is the surviving corporation and the condition set forth in clause (b) above is met.


SATISFACTION AND DISCHARGE

     Except as may otherwise be set forth in the Prospectus Supplement relating to a series of Debt Securities, the Indenture provides that the Company shall be discharged from its obligations under the Debt Securities of such series (with certain exceptions) at any time prior to the Stated Maturity or redemption of the Debt Securities of such series when (a) the Company has irrevocably deposited with the Trustee, in trust, (i) sufficient funds in the currency, currencies, currency unit or units in which the Debt Securities of such series are payable to pay the principal of (and premium, if any) and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series, or
(ii) such amount of direct obligations of, or obligations the principal of (and premium, if any) and interest, if any, on which are fully guaranteed by, the government which issued the currency, and are payable in the currency, in which the Debt Securities of such series are payable, and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of (and premium, if any) and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series, or, (iii) such amount equal to the amount referred to in clause
(i) or (ii) in any combination of currency or currency unit or government obligations, (b) the Company has paid all other sums payable with respect to the Debt Securities of such series, (c) unless otherwise set forth in such Prospectus Supplement, the

Company has delivered to the Trustee an opinion of counsel to the effect that
(i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of the Indenture there has been a change in applicable United States federal income tax law, in either case to the effect that, and based upon which such opinion of counsel shall confirm that, the holders of Debt Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same time as would have been the case if such discharge had not occurred and (d) certain other conditions are met. Upon such discharge, the holders of the Debt Securities of such series shall no longer be entitled to the benefits of the Indenture, except for certain rights, including registration of transfer and exchange of the Debt Securities of such series and replacement of mutilated, destroyed, lost or stolen Debt Securities, and shall look only to such deposited funds or obligations.

DEFEASANCE OF CERTAIN OBLIGATIONS

     If the terms of the Debt Securities of any series so provide, the Company and the Guarantor may omit to comply with certain designated covenants in the Indenture and any such omission with respect to such covenants shall not be an Event of Default with respect to the Debt Securities of such series, if (a) the Company deposits or causes to be deposited with the Trustee for the Debt Securities of such series in trust an amount of (i) cash in the currency or currency unit in which the Debt Securities of such series are payable (except as otherwise specified with respect to the Debt Securities of such series), (ii) government obligations of the type referred to under "Satisfaction and Discharge" or (iii) a combination of such cash and government obligations, which amount, in the case of (ii) or (iii), together with the predetermined and certain income to accrue on any such government obligations when due (without the consideration of any reinvestment thereof), is sufficient to pay and discharge when due the entire indebtedness on all such outstanding Debt Securities of such series and any related coupons for unpaid principal (and premium, if any) and interest, if any, to the Stated Maturity or any Redemption Date, as the case may be and (b) certain other conditions are met. The obligations of the Company and the Guarantor under the Indenture with respect to the Debt Securities of such series and the related Debt Guarantees, as the case may be, other than with respect to the covenants referred to above, shall remain in full force and effect.

MEETINGS, MODIFICATION AND WAIVER


     Modifications and amendments of the Indenture may be made by the Company, the Guarantor and the Trustee with the consent of the holders of more than 50% in principal amount of the outstanding Debt Securities of each series issued under the Indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any instalment of principal of or interest, if any, on any Debt Security, (b) reduce the principal amount of or interest, if any, on any Debt Security, or any premium payable upon the redemption thereof,
(c) reduce the amount of principal of a Discounted Security payable upon acceleration of the Maturity thereof, (d) change the Place of Payment, (e) change the currency or currency unit of payment of principal of (or premium, if any) or interest, if any, on any Debt Security, (f) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), (g) reduce the percentage in principal amount of outstanding Debt Securities of any series, the consent of the holders of which is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or (h) modify or affect in any manner adverse to a holder of any of the Debt Securities the terms and conditions of the Debt Guarantees.


     The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture. The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of that series and any coupons appertaining thereto waive any past default under the Indenture with respect to that series, except a default in the payment of the principal of (or premium, if any) and interest, if any, on any Debt Security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debt Security of that series affected. The Indenture, the Debt Securities or the Debt Guarantees may be amended or supplemented, without the consent of any holder of Debt Securities, to cure any ambiguity or inconsistency or to make any change that does not have a materially adverse effect on the rights of any holder of Debt Securities.


     The Indenture contains provisions for convening meetings of the holders of Debt Securities of a series if Debt Securities of that series are issuable as Bearer Securities. A meeting may be called at any time by the Trustee, and also, upon request, by the Company or the holders of at least 10% in principal amount of the outstanding Debt Securities of such series, in any such case upon notice given in accordance with "Notices" below. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all holders of Debt Securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding Debt Securities of a series.

NOTICES

     Except as may otherwise be set forth in an applicable Prospectus Supplement relating to a series of Debt Securities, notices to holders of Bearer Securities will be given by publication in a daily newspaper in the English language of general circulation in The City of New York and in London, and so long as such Bearer Securities are listed on the Luxembourg Stock Exchange and the Luxembourg Stock Exchange shall so require, in a daily newspaper of general circulation in Luxembourg or, if not practical, elsewhere in Western Europe. Such publication is expected to be made in The Wall Street Journal, the Financial Times and the Luxemburger Wort. Notices to holders of Registered Securities will be given by mail to the addresses of such holders as they appear in the Security Register.

TITLE

     Title to any temporary Global Security, any permanent Global Security, and Bearer Securities and any coupons appertaining thereto will pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon and the registered owner of any Registered Security as the absolute owner thereof (whether or not such Debt Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

GOVERNING LAW

     The Debt Securities and the Indenture will be governed by and construed in accordance with the laws of the State of New York.

CONSENT TO SERVICE


     Pursuant to the Indenture, the Guarantor has irrevocably designated The Bank of New York as its authorized agent for service of process in any legal action or proceeding arising out of or relating to the Indenture, the Debt Securities or the Debt Guarantees brought in any federal or state court in New York City and has irrevocably submitted to the jurisdiction of such courts. Such designation does not constitute consent to service of process in any legal action or proceeding predicated upon the Securities Act.


TRUSTEE

     The Trustee acts as depository for funds of, makes loans (which may rank senior to certain series of Debt Securities) to, and performs other services for, Seagram in the ordinary course of business. The Trustee also acts as trustee for the Guarantor's 6.875% Debentures due September 1, 2023, 8.35%

Debentures due January 15, 2022, 8.35% Debentures due November 15, 2006, 6.50% Debentures due April 1, 2003 and Medium-Term Notes, Series A, that may be issued from time to time, and as trustee for the following securities issued by the
Company: 9% Guaranteed Debentures due August 15, 2021, 9.65% Guaranteed Debentures due August 15, 2018, 8 7/8% Guaranteed Debentures due September 15, 2011, 7% Guaranteed Debentures due April 15, 2008, 8 3/8% Guaranteed Debentures due February 15, 2007 and Guaranteed Medium-Term Notes, Series A, that may be issued from time to time.


                         DESCRIPTION OF PREFERRED STOCK

     The following brief summary of the Company's preferred stock does not purport to be complete and is qualified in its entirety by reference to all the provisions of the Company's Restated Articles of Incorporation and its By-laws. The particular terms and provisions of Class A Preferred Stock offered by a Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement relating to such Class A Preferred Stock.

GENERAL


     The authorized capital of the Company currently consists of 250,000 shares of common stock of the par value of $1 per share ("Common Stock"), of which 250,000 shares of Common Stock were outstanding at June 30, 1996, 129,151 1/2 shares of 6% Non-Cumulative Preferred Stock of the par value of $100 per share ("6% Preferred Stock"), of which 120,694 shares of 6% Preferred Stock were outstanding at June 30, 1996, and 1,000,000 shares of Class A Preferred Stock, none of which was outstanding at June 30, 1996. All of the outstanding shares of Common Stock and 6% Preferred Stock are owned by Seagram Enterprises Inc., a wholly owned subsidiary of the Guarantor.


CLASS A PREFERRED STOCK

     Class A Preferred Stock may be issuable in one or more series, with the Board of Directors of the Company (the "Board") vested with authority to determine, without further shareholder approval, the designations and the relative preferences, limitations, voting rights, if any, and other rights of the Class A Preferred Stock and of each series of Class A Preferred Stock.


     The specific terms of a particular series of Class A Preferred Stock offered hereby will be described in a Prospectus Supplement relating to such series and will include the following: (i) the designation of such series; (ii) the number of shares initially constituting such series; (iii) the increase, and the decrease to a number not less than the number of the outstanding shares of such series, of the number of shares constituting such series theretofore fixed;
(iv) the rate or rates and the times at which dividends on the shares of such series shall be paid and whether or not such dividends shall be cumulative and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate; (v) whether or not the shares of such series shall be redeemable and, if such shares shall be redeemable, the terms and conditions of such redemption, including but not limited to the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates; (vi) the amount payable on the shares of such series in the event of the liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary; (vii) whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law and, if such shares shall have such voting rights, the terms and conditions thereof, including but not limited to the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other series or class of stock and the right to have more than one vote per share; (viii) whether or not a sinking fund shall be provided for the redemption of the shares of such series, and if such a sinking fund shall be provided, the terms and conditions thereof; (ix) whether or not the shares of such series shall be exchangeable for shares of stock of any other class or any other series of this class or any other securities or series and, if so, the terms and conditions of exchange, including but not limited to any provision for the adjustment of the rate or rates or the price or prices of exchange; (x) whether or not the shares of such series shall have pre-emptive rights to subscribe to or purchase any shares of Common Stock, 6%

Preferred Stock, Class A Preferred Stock or other securities of the Company;
(xi) any other relative preferences, limitations, or rights; and (xii) a discussion of certain United States federal and Canadian income tax considerations, if any, applicable to shares of the series.

GUARANTEES


     The Guarantor will fully and unconditionally guarantee the due and punctual payment, as and when declared, of (i) accumulated and unpaid dividends on outstanding shares of Class A Preferred Stock, (ii) any amounts due on liquidation or redemption of outstanding shares of Class A Preferred Stock and
(iii) upon a voluntary or involuntary dissolution, liquidation or winding up of the Company, the liquidation preference payable in respect of outstanding shares of Class A Preferred Stock.


6% PREFERRED STOCK

     The holders of 6% Preferred Stock are entitled to receive dividends out of the surplus earnings of the Company, or out of its net profits or surplus paid in cash, when and as declared by the Board, at a rate of 6% per annum from the date of issue, payable annually from the 31st day of July in each year. The holders of 6% Preferred Stock are entitled to no other or further dividends. Such dividends are noncumulative, so that if any dividends upon outstanding shares of 6% Preferred Stock are not declared for any dividend period, holders of such 6% Preferred Stock have no right to the future payment of a dividend for such dividend period, and dividends may be declared or paid upon Common Stock and Class A Preferred Stock in subsequent dividend periods without paying the holders of 6% Preferred Stock any dividends for such previous dividend period in which dividends were not declared or paid. Subject to the terms of any Class A Preferred Stock then outstanding, dividends may be declared and paid on Common Stock at the same time as the annual dividend is declared and paid on 6% Preferred Stock. Subject to the terms of any Class A Preferred Stock then outstanding, dividends may be declared and paid at any other time on Common Stock if simultaneously therewith a dividend at the rate of 6% per annum from the 31st day of July next preceding such declaration is declared and paid upon the 6% Preferred Stock then outstanding.

     The 6% Preferred Stock may be redeemed at the option of the Board, in whole or in part, on ten days' written notice to the holders thereof. The redemption price of each share of 6% Preferred Stock to be redeemed shall be $105, plus any and all dividends declared by the Board remaining unpaid on such date. From and after the date fixed as the date of redemption (unless default is made by the Company in providing funds for payment of the redemption price), all rights of the holders of redeemed 6% Preferred Stock shall cease and terminate except the right to receive the redemption price. Redeemed 6% Preferred Stock may not be reissued, and no 6% Preferred Stock may be issued in lieu thereof or in exchange therefor, and such 6% Preferred Stock shall be cancelled and deemed to have been retired, as provided by law.

     In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of 6% Preferred Stock shall be entitled to receive out of the assets of the Company (whether from capital or surplus or both) the full par value of such 6% Preferred Stock, plus all dividends declared by the Board and remaining unpaid on the date of such liquidation, dissolution or winding up of the Company, and no more, before any distribution on assets shall be made to holders of Common Stock and, subject to the terms of any Class A Preferred Stock then outstanding, the holders of Common Stock shall be entitled, to the exclusion of holders of 6% Preferred Stock, to share ratably in the assets of the Company remaining after such payment. Subject to the terms of any Class A Preferred Stock then outstanding, if, upon such liquidation, dissolution or winding up of the Company, the assets of the Company are insufficient to permit payment in full to holders of 6% Preferred Stock, then the entire assets of the Company shall be distributed ratably among the holders of 6% Preferred Stock then outstanding.

     Subject to exclusive rights of any series of Class A Preferred Stock, each share of 6% Preferred Stock entitles the holder thereof to one vote at all meetings of shareholders of the Company, which voting rights are identical to those of holders of Common Stock.

                            DESCRIPTION OF WARRANTS

     The following description of the terms of Warrants sets forth certain general terms and provisions to which any Prospectus Supplement may relate. The particular terms and provisions of Warrants offered by a Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement relating to such Warrants.


     The Company may issue Warrants to purchase Debt Securities ("Debt Warrants") or Warrants to purchase Class A Preferred Stock ("Preferred Stock Warrants"). Warrants may be issued independently of or together with any other securities and may be attached to or separate from such securities. Each series of Warrants will be issued under a separate Warrant Agreement (each, a "Warrant Agreement") to be entered into between the Company and a Warrant Agent ("Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of Warrants.



     The Guarantor will fully and unconditionally guarantee all obligations of the Company with respect to the Warrants.


DEBT WARRANTS


     Reference is made to the Prospectus Supplement for the following terms of the particular series of Debt Warrants being offered thereby: (i) the title of such Debt Warrants; (ii) the offering price for such Debt Warrants, if any;
(iii) the aggregate number of such Debt Warrants; (iv) the designation and terms of the Debt Securities purchasable upon exercise of such Debt Warrants; (v) if applicable, the designation and terms of the securities with which such Debt Warrants are issued and the number of such Debt Warrants issued with each such security; (vi) if applicable, the date from and after which such Debt Warrants and any securities issued therewith will be separately transferable; (vii) the principal amount of Debt Securities purchasable upon exercise of a Debt Warrant and the price at which such principal amount of Debt Securities may be purchased upon exercise; (viii) the date on which the right to exercise such Debt Warrants shall commence and the date on which such right shall expire; (ix) if applicable, the minimum or maximum amount of such Debt Warrants that may be exercised at any one time; (x) whether the Debt Warrants represented by Debt Warrant certificates or Debt Securities that may be issued upon exercise of the Debt Warrants will be issued in registered or bearer form; (xi) information with respect to book-entry procedures, if any; (xii) if other than U.S. dollars, the currency, currencies or currency unit or units in which the offering price, if any, and the exercise price are payable; (xiii) if applicable, a discussion of certain United States federal and Canadian income tax considerations; (xiv) the antidilution provisions of such Debt Warrants, if any; (xv) the redemption or call provisions, if any, applicable to such Debt Warrants; and (xvi) any additional terms of the Debt Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Debt Warrants.


PREFERRED STOCK WARRANTS

     Reference is made to the Prospectus Supplement for the following terms of the particular series of Preferred Stock Warrants being offered thereby: (i) the title of such Preferred Stock Warrants; (ii) the offering price of such Preferred Stock Warrants, if any; (iii) the aggregate number of such Preferred Stock Warrants; (iv) the designation and terms of the Class A Preferred Stock purchasable upon exercise of such Preferred Stock Warrants; (v) if applicable, the designation and terms of the securities with which such Preferred Stock Warrants are issued and the number of such Preferred Stock Warrants issued with each such security; (vi) if applicable, the date from and after which such Preferred Stock Warrants and any securities issued therewith will be separately transferable; (vii) the number of shares of Class A Preferred Stock purchasable upon exercise of a Preferred Stock Warrant and the price at which such shares may be purchased upon exercise; (viii) the date on which the right to exercise such Preferred Stock Warrants shall commence and the date on which such right shall expire; (ix) if applicable, the minimum or maximum amount of such Preferred Stock Warrants that may be exercised at any one time; (x) if other than U.S. dollars, the currency, currencies or currency unit or units in which the offering price, if any, and the exercise price are payable; (xi) if applicable, a discussion of certain United States federal and Canadian income tax considerations; (xii) the antidilution provisions of such Preferred Stock Warrants, if any; (xiii) the redemption or call provisions, if any, applicable to such Preferred Stock Warrants; and (xiv) any additional terms of such Preferred Stock Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Preferred Stock Warrants.



                              PLAN OF DISTRIBUTION

GENERAL

     The Company may sell all or part of the Securities from time to time on terms determined at the time such Securities are offered for sale to or through underwriters or through selling agents, and also may sell such Securities directly to other purchasers. The names of any such underwriters or selling agents in connection with the offer and sale of the Securities will be set forth in the Prospectus Supplement relating thereto.

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of Securities, underwriters may receive compensation from the Company or from purchasers of Securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such compensation received from the Company will be described in the Prospectus Supplement.

     Underwriters, dealers, selling agents and other persons may be entitled, under agreements which may be entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act.

     The Securities will not be qualified for sale under the securities laws of Canada or any province or territory of Canada, unless a Prospectus Supplement indicates otherwise with respect to a particular series of Securities, and may not be offered or sold, directly or indirectly, in Canada or to residents of Canada in contravention of the securities laws of Canada or any province or territory thereof. Each underwriter, selling agent and dealer participating in the distribution of the Securities must agree that it will not offer or sell, directly or indirectly, any such Securities acquired by it in connection with a distribution in Canada unless the Prospectus Supplement indicates otherwise or to residents thereof in contravention of the securities laws of Canada or any province or territory thereof. Any reoffers or resales in Canada must be made in compliance with the requirements of applicable securities laws.

     The Securities sold will constitute a new issue of securities with no established trading market. In the event that Securities of a series offered hereunder are not listed on a national securities exchange, certain broker-dealers may make a market in the Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the Securities of any series or as to the liquidity of the trading market for the Securities.

DELAYED DELIVERY ARRANGEMENTS

     If so indicated in the Prospectus Supplement, the Company may authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

                                 LEGAL MATTERS

     Certain legal matters relating to the validity of the Securities will be passed upon for the Company by Simpson Thacher & Bartlett (a partnership which includes professional corporations), United States counsel for the Company and the Guarantor, and Goodman Phillips & Vineberg, Canadian counsel for the Guarantor, and for any underwriters or selling agents by Sullivan & Cromwell, United States counsel for such underwriters or selling agents. Simpson Thacher & Bartlett and Sullivan & Cromwell, who will pass only upon matters of United States and New York law, will rely upon Goodman Phillips & Vineberg with respect to matters of Canadian law and Barnes & Thornburg, Indiana counsel for the Company, with respect to matters of Indiana law. Goodman Phillips & Vineberg, who will pass only upon matters of Canadian law, will rely upon Simpson Thacher & Bartlett with respect to matters of United States and New York law.

                                    EXPERTS

     The consolidated financial statements of the Guarantor incorporated in this Prospectus by reference to the 1996 10-K Report have been so incorporated in reliance on the report of Price Waterhouse, chartered accountants, given on the authority of such firm as experts in auditing and accounting.


     The consolidated financial statements of MCA Holding I Corp. ("MCA Holding"), the parent of MCA INC., for each of the years in the three-year period ended December 31, 1994, have been incorporated in this Prospectus by reference to the Current Report on Form 8-K dated June 5, 1995, as amended, in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated in this Prospectus by reference herein, and upon the authority of such firm as experts in accounting and auditing.


     During the fiscal year ended January 31, 1995, the Company owned approximately 24% of the outstanding common stock of E. I. du Pont de Nemours and Company ("DuPont"). The consolidated financial statements of DuPont have been incorporated in this Prospectus by reference to the 1996 10-K Report (which incorporates such financial statements by reference to the DuPont Annual Report on Form 10-K for the year ended December 31, 1994) and have been audited by Price Waterhouse LLP, independent accountants. DuPont's consolidated financial statements have been so incorporated in reliance on the report of Price Waterhouse LLP, given on the authority of such firm as experts in auditing and accounting.

                     JURISDICTION RESPECTING THE GUARANTOR

     The Guarantor is a Canadian corporation and certain of its directors and officers and the experts referred to herein are citizens or residents of countries other than the United States. A substantial portion of the assets of the Guarantor and of such persons are located outside the United States. Accordingly, it may be difficult for investors to obtain jurisdiction over the Guarantor and such directors and officers and experts in courts in the United States in actions predicated on the civil liability provisions of the United States federal securities laws or to enforce against the Guarantor or such persons judgments obtained in such actions; to obtain judgments against the Guarantor or such persons in original actions in Canadian or other foreign courts predicated solely upon the United States federal securities laws; or to enforce against the Guarantor or such persons in Canadian or other foreign courts judgments of courts in the United States predicated upon the civil liability provisions of the United States federal securities laws.

             ------------------------------------------------------
             ------------------------------------------------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE GUARANTOR, THE UNDERWRITERS OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                               ------------------

                               TABLE OF CONTENTS

                                                                            PAGE


Available Information................        2
Incorporation of Certain Documents by
  Reference..........................        2
The Guarantor and the Company........        3
Use of Proceeds......................        3
Ratio of Earnings to Fixed Charges...        3
Description of Debt Securities.......        4
Description of Preferred Stock.......       18
Description of Warrants..............       20
Plan of Distribution.................       21
Legal Matters........................       22
Experts..............................       23
Jurisdiction Respecting the
  Guarantor..........................       23


             ------------------------------------------------------
             ------------------------------------------------------

             ------------------------------------------------------
             ------------------------------------------------------

                                  $500,000,000

                         JOSEPH E. SEAGRAM & SONS, INC.

                                DEBT SECURITIES
                            CLASS A PREFERRED STOCK
                                    WARRANTS


                            THE SEAGRAM COMPANY LTD.


                                   GUARANTEES

                                      LOGO

             ------------------------------------------------------
             ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The amount of expenses in connection with the issuance and distribution of the securities which are being newly registered hereby, other than underwriting discounts and commissions, is estimated as follows:

Securities and Exchange Commission filing fee....................................   $  43,104
Costs of printing and engraving..................................................      70,000
Legal fees and expenses..........................................................     100,000
Blue Sky fees and expenses.......................................................      15,000
Accounting fees and expenses.....................................................      75,000
Trustee's fee....................................................................      25,000
Rating agencies' fees............................................................     125,000
Miscellaneous....................................................................      21,896
                                                                                    ---------
          Total..................................................................   $ 475,000
                                                                                    =========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 124, Subsections (1) through (4), of the Canada Business Corporations Act (the "Act") provides as follows:

          "124. Indemnification. -- (1) Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporate, if

           (a) he acted honestly and in good faith with a view to the best interests of the corporation; and

           (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

          (2) Indemnification in derivative actions. -- A corporation may with the approval of a court indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which he is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfils the conditions set out in paragraphs (1)(a) and (b).

          (3) Indemnity as of right. -- Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defence of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity

           (a) was substantially successful on the merits in his defence of the action or proceeding; and

           (b) fulfils the conditions set out in paragraphs (1)(a) and (b).

          (4) Directors' and officers' insurance. -- A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by him

             (a) in his capacity as a director or officer of the corporation, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the corporation, or

             (b) in his capacity as a director or officer of another body corporate where he acts or acted in that capacity at the corporation's request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate."

     Sections 7.02 and 7.03 of the General By-Laws of The Seagram Company Ltd. provide as follows:

          "Section 7.02 -- Indemnity. Without in any manner derogating from or limiting the mandatory provisions of the Act but subject to the conditions contained therein, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if

             (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

             (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he has reasonable grounds for believing that his conduct was lawful.

          Section 7.03 -- Insurance. Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of the persons mentioned in Section 7.02, as the board may from time to time determine."

     Chapter 37 of the Business Corporation Law of Indiana, the state of incorporation of Joseph E. Seagram & Sons, Inc., provides that, effective August 1, 1987, (i) unless limited by its articles of incorporation, a corporation shall indemnify a director or officer (and may indemnify an employee or agent of the corporation) who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such person was a party because such person is or was a director, officer, employee or agent of the corporation, as the case may be, against reasonable expenses incurred by such person in connection with the proceeding and (ii) a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director, officer, employee or agent of the corporation against liability incurred in the proceeding if (1) the individual's conduct was in good faith; and (2) the individual reasonably believed (A) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests; and
(B) in all other cases, that the individual's conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the individual either (A) had reasonable cause to believe the individual's conduct was lawful; or (B) had no reasonable cause to believe the individual's conduct was unlawful. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of the articles of incorporation, by-laws, resolution, or other authorization adopted, after notice, by a majority vote of all the voting shares then issued and outstanding.

     Sections 43 through 50 of the By-Laws of Joseph E. Seagram & Sons, Inc. provide as follows:

          "43. The corporation (1) shall indemnify any person who is or was a director, officer, or employee of the corporation or is or was serving at the request of the corporation as a director, officer or employee of another corporation, and (2) may indemnify any person who is or was an agent of the corporation or is or was serving at the request of the corporation as an agent of or participant in another corporation or as director, officer, employee or agent of or participant in a partnership, joint venture, trust or other enterprise, and who by reason of such fact is or was a witness or a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against any and all judgments, liabilities, assessments, fines, amounts paid in settlement, costs, charges and expenses (including attorneys' fees) of every kind and nature which such person may actually and reasonably incur in connection with such action, suit or proceeding (or any appeal therein). Notwithstanding the foregoing, (a) in the event of an action, suit or proceeding brought by or in the right of the corporation to procure a judgment in its favor, no indemnification shall be made with respect to any claim, issue or matter as to which the person seeking to be indemnified shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which such action or suit was brought or to which it was appealed shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for any such expenses which the court shall deem proper, and (b) no indemnification shall be made with respect to any claim, issue or matter as to which the person seeking to be indemnified shall have (i) been adjudged by a court or administrative agency to have acted illegally or improperly or (ii) made or agreed to make any payment in settlement unless it is determined in accordance with
     Section 44 of these by-laws, that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The final disposition of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that a person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, nor, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

          44. Any determination contemplated by clause (b) of Section 43 of these by-laws shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

          45. The indemnification provided herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in any official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, agent or participant and shall inure to the benefit of the heirs, executors and administrators of such a person.

          46. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of or participant in another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of these by-laws, Section 25-202 of the General Corporation Act of the State of Indiana or otherwise.

          47. For purposes of Sections 43 through 46 of these by-laws, (1) Any person who, while a director, officer or employee of the corporation or while serving at the request of the corporation as a director, officer or employee of a 'subsidiary' as hereinafter defined, acts or acted as a fiduciary with respect to an employee benefit plan sponsored by the corporation or by one or more subsidiaries, or with respect to a multi-employer employee benefit plan contributed to by the corporation or by one or more subsidiaries, shall be conclusively deemed to occupy such fiduciary position by reason of the fact that such person is or was such director, officer or employee. As used herein the term 'subsidiary' means a corporation of which a majority of the shares of capital stock have the power ordinarily and generally in the absence of contingencies to elect a majority of the directors thereof is held by the corporation and/or one or more subsidiaries.

          (2) Any person who is or was a director, officer or employee of a 'wholly-owned subsidiary' as hereinafter defined shall be conclusively deemed to occupy such position at the request of the corporation. As used herein the term 'wholly-owned subsidiary' means any corporation of which all shares of capital stock having the power ordinarily and generally in the absence of contingencies to vote for the election of directors, exclusive of director's qualifying shares, are held by the corporation and/or one or more wholly-owned subsidiaries.

          48. For the purposes of Sections 43 through 48 of these by-laws, references to 'the corporation' include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of or participant in such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of or participant in another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of such Sections with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

          49. The corporation may pay expenses incurred in appearing as a witness in or defending any action, suit or proceeding (whether civil, criminal, administrative or investigative) before the final disposition thereof upon receipt of an undertaking, by or on behalf of the person for whose benefit such payment is to be made, to repay to the corporation any excess of such payment over the indemnification from the corporation to which such person ultimately shall be determined to be entitled under these by-laws.

          50. The invalidity or unenforceability of any provision of Sections 43 through 48 of these by-laws shall not affect the validity or enforceability of the remaining provisions of such Sections."


     The directors and officers of the Registrants are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by the Registrants.


ITEM 16. LIST OF EXHIBITS.

       EXHIBIT
       NUMBER                                 DESCRIPTION OF EXHIBIT
           1         -- Underwriting Agreement General Terms and Provisions and forms of a
                          Pricing Agreement and a Delayed Delivery Contract (incorporated by reference to Exhibit 1(a) to Registration Statement on Form S-3
                          (No. 33-42877) of The Seagram Company Ltd. and Joseph E. Seagram &
                          Sons, Inc.).


           4(a)**    --Restated Articles of Incorporation of Joseph E. Seagram & Sons, Inc.
            (b)**    --By-Laws of Joseph E. Seagram & Sons, Inc., as amended.
            (c)      --Indenture dated as of September 15, 1991 among Joseph E. Seagram &
                          Sons, Inc., The Seagram Company Ltd. and The Bank of New York, as
                          Trustee (incorporated by reference to Exhibit 4(g) of the Current
                          Report on Form 8-K of The Seagram Company Ltd. dated November 8,
                          1991, as amended).
            (d)      --Form of Medium-Term Note (Floating Rate) (incorporated by reference to
                          Exhibit 4(b) to Registration Statement on Form S-3 (No. 33-42877)
                          of The Seagram Company Ltd. and Joseph E. Seagram & Sons, Inc.).
            (e)      --Form of Medium-Term Note (Fixed Rate) (incorporated by reference to
                          Exhibit 4(c) to Registration Statement on Form S-3 (No. 33-42877)
                          of The Seagram Company Ltd. and Joseph E. Seagram & Sons, Inc.).
           5(a)**    -- Opinion and Consent of Simpson Thacher & Bartlett.
            (b)**    -- Opinion and Consent of Goodman Phillips & Vineberg.
            (c)**    -- Opinion and Consent of Barnes & Thornburg.
          12(a)*     -- Computation of ratio of earnings to fixed charges -- The Seagram
                          Company Ltd.
            (b)*     -- Computation of ratio of earnings to fixed charges -- Joseph E.
                          Seagram
                          & Sons, Inc.
          23(a)*     -- Consent of Price Waterhouse, chartered accountants, with respect to the financial statements of The Seagram Company Ltd.
            (b)*     -- Consent of Price Waterhouse LLP, independent accountants, with respect to the financial statements of E. I. du Pont de Nemours and
                          Company.
            (c)*     -- Consent of KPMG Peat Marwick LLP, independent certified public accountants, with respect to the financial statements of MCA
                          Holding I Corp.
            (d)      -- Consents of Simpson Thacher & Bartlett, Goodman Phillips & Vineberg
                          and Barnes & Thornburg are included in their opinions filed as
                          Exhibits 5(a), 5(b) and 5(c), respectively.
          25(a)**    -- Power of Attorney -- The Seagram Company Ltd.
            (b)**    -- Power of Attorney -- Joseph E. Seagram & Sons, Inc.
          26**       -- Statement of Eligibility of Trustee.


- ---------------

           * Filed herewith.


          ** Previously filed.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by section 10(a)(3) of the Act;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (i) and
     (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by a Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Act, each filing of a Registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrants pursuant to the provisions described in Item 15 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted against the Registrants by such director, officer or controlling person, in connection with the securities registered hereby, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, JOSEPH E. SEAGRAM & SONS, INC. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, AND THE STATE OF NEW YORK ON AUGUST 27, 1996.


                                       JOSEPH E. SEAGRAM & SONS, INC.
                                             (REGISTRANT)


                                             By    ROBERT W. MATSCHULLAT
                                               --------------------------------
                                                   ROBERT W. MATSCHULLAT,
                                                      VICE CHAIRMAN AND
                                                   CHIEF FINANCIAL OFFICER


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED ON AUGUST 27, 1996 BY THE FOLLOWING PERSONS IN THE CAPACITIES AT JOSEPH E. SEAGRAM & SONS, INC. INDICATED.


PRINCIPAL EXECUTIVE OFFICER:


                        *                    Director, President and
- -------------------------------------         Chief Executive Officer
         (EDGAR BRONFMAN, JR.)

PRINCIPAL FINANCIAL OFFICER AND AGENT FOR SERVICE:

/s/       ROBERT W. MATSCHULLAT              Director, Vice Chairman and
- -------------------------------------          Chief Financial Officer
         (ROBERT W. MATSCHULLAT)

PRINCIPAL ACCOUNTING OFFICER:

/s/         EDWARD FALKENBERG                 Vice President and
- -------------------------------------           Controller
           (EDWARD FALKENBERG)

DIRECTORS:
                        *                    Director
- -------------------------------------
           (EDGAR M. BRONFMAN)

/s/         DANIEL R. PALADINO               Director
- -------------------------------------
           (DANIEL R. PALADINO)


     * By signing his name hereto, Robert W. Matschullat signs this Amendment to the Registration Statement on behalf of each of the persons indicated above pursuant to a power of attorney duly executed by such persons and filed with the Securities and Exchange Commission.


By       ROBERT W. MATSCHULLAT
- -------------------------------------

        (ROBERT W. MATSCHULLAT,
          ATTORNEY-IN-FACT)

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE SEAGRAM COMPANY LTD. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MONTREAL, PROVINCE OF QUEBEC, CANADA, ON AUGUST 27, 1996.

                                       THE SEAGRAM COMPANY LTD.
                                           (REGISTRANT)


                                             By       ROBERT W. MATSCHULLAT
                                                -------------------------------

                                                   ROBERT W. MATSCHULLAT,
                                                      VICE CHAIRMAN AND
                                                   CHIEF FINANCIAL OFFICER


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED ON AUGUST 27, 1996 BY THE FOLLOWING PERSONS IN THE CAPACITIES AT THE SEAGRAM COMPANY LTD. INDICATED.


PRINCIPAL EXECUTIVE OFFICER:


                        *                    Director, President and
- ------------------------------------           Chief Executive Officer
          (EDGAR BRONFMAN, JR.)

PRINCIPAL FINANCIAL OFFICER AND AGENT FOR SERVICE:

          ROBERT W. MATSCHULLAT              Director, Vice Chairman and
- ------------------------------------           Chief Financial Officer
         (ROBERT W. MATSCHULLAT)

PRINCIPAL ACCOUNTING OFFICER:

            EDWARD FALKENBERG                Vice President and
- ------------------------------------           Controller
           (EDWARD FALKENBERG)

DIRECTORS:
            EDGAR M. BRONFMAN*
           CHARLES R. BRONFMAN*
           SAMUEL BRONFMAN II*
           MATTHEW W. BARRETT*
           FRANK J. BIONDI, JR.
             DAVID M. CULVER*
            WILLIAM G. DAVIS*
             PAUL DESMARAIS*
            DAVID L. JOHNSTON*
              E. LEO KOLBER*
           MARIE-JOSEE KRAVIS*
            C. EDWARD MEDLAND*
            LEW R. WASSERMAN*
            JOHN L. WEINBERG*
            JOHN S. WEINBERG*


     * By signing his name hereto, Robert W. Matschullat signs this Amendment to the Registration Statement on behalf of each of the persons indicated above pursuant to a power of attorney duly executed by such persons and filed with the Securities and Exchange Commission.


By       ROBERT W. MATSCHULLAT
- ------------------------------------

        (ROBERT W. MATSCHULLAT,
          ATTORNEY-IN-FACT)

                               INDEX TO EXHIBITS

                                                                                   SEQUENTIALLY
    EXHIBIT                                                                          NUMBERED
     NUMBER                          DESCRIPTION OF EXHIBIT                            PAGE
- ---------------------------------------------------------------------------------  -------------
        1       -- Underwriting Agreement General Terms and Provisions and forms of a Pricing Agreement and a Delayed Delivery Contract
                     (incorporated by reference to Exhibit 1(a) to Registration
                     Statement on Form S-3 (No. 33-42877) of The Seagram Company
                     Ltd. and Joseph E. Seagram & Sons, Inc.).


        4(a)**  -- Restated Articles of Incorporation of Joseph E. Seagram &
                     Sons, Inc.
          (b)** -- By-Laws of Joseph E. Seagram & Sons, Inc., as amended.
          (c)   -- Indenture dated as of September 15, 1991 among Joseph E.
                     Seagram & Sons, Inc., The Seagram Company Ltd. and The Bank
                     of New York, as Trustee (incorporated by reference to
                     Exhibit 4(g) of the Current Report on Form 8-K of The
                     Seagram Company Ltd. dated November 8, 1991, as amended).
          (d)   -- Form of Medium-Term Note (Floating Rate) (incorporated by reference to Exhibit 4(b) to Registration Statement on Form
                     S-3 (No. 33-42877) of The Seagram Company Ltd. and Joseph E.
                     Seagram & Sons, Inc.).
          (e)   -- Form of Medium-Term Note (Fixed Rate) (incorporated by
                     reference to Exhibit 4(c) to Registration Statement on Form
                     S-3 (No. 33-42877) of The Seagram Company Ltd. and Joseph E.
                     Seagram & Sons, Inc.).
        5(a)**  -- Opinion and Consent of Simpson Thacher & Bartlett.
         (b)**  -- Opinion and Consent of Goodman Phillips & Vineberg.
         (c)**  -- Opinion and Consent of Barnes & Thornburg.
       12(a)*   -- Computation of ratio of earnings to fixed charges -- The
                     Seagram
                     Company Ltd.
         (b)*   -- Computation of ratio of earnings to fixed charges -- Joseph E.
                     Seagram & Sons, Inc.
       23(a)*   -- Consent of Price Waterhouse, chartered accountants, with respect to the financial statements of The Seagram Company
                     Ltd.
         (b)*   -- Consent of Price Waterhouse LLP, independent accountants, with respect to the financial statements of E. I. du Pont de
                     Nemours and Company.
         (c)*   -- Consent of KPMG Peat Marwick LLP, independent certified public accountants, with respect to the financial statements of MCA
                     Holding I Corp.
         (d)    -- Consents of Simpson Thacher & Bartlett, Goodman Phillips &
                     Vineberg and Barnes & Thornburg are included in their
                     opinions filed as Exhibits 5(a), 5(b) and 5(c),
                     respectively.
       25(a)**  -- Power of Attorney -- The Seagram Company Ltd.
         (b)**  -- Power of Attorney -- Joseph E. Seagram & Sons, Inc.
       26**     -- Statement of Eligibility of Trustee.


- ---------------


      * Filed herewith.



     ** Previously filed.